Exhibit (k)(5)

AMENDMENT AGREEMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT AGREEMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of October 5, 2012, by and among BLACKROCK FLOATING RATE INCOME STRATEGIES FUND, INC., a Maryland corporation (the “Borrower”), the lending institutions listed on the signature pages hereof (collectively, the “Banks”) and STATE STREET BANK AND TRUST COMPANY, as agent for itself and such other Banks (in such capacity, the “Agent”),

WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2011 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has informed the Agent and the Banks that the Borrower wishes to effect a reorganization pursuant to which each of BlackRock Floating Rate Income Strategies Fund II, Inc., a Maryland corporation (“FRB”) and BlackRock Diversified Income Strategies Fund, Inc., a Maryland corporation (“DVF”), will, pursuant to each of (a) the Agreement and Plan of Reorganization dated as of October 4, 2012, by and among DVF, the Borrower and FRA Merger Subsidiary, LLC, a Maryland limited liability company and wholly-owned Subsidiary of the Borrower (the “FRA Merger Subsidiary”) and in substantially the form attached hereto as Exhibit B (the “DVF Merger Agreement”); and (b) the Agreement and Plan of Reorganization dated as of October 4, 2012, by and among FRB, the Borrower and the FRA Merger Subsidiary and in substantially the form attached hereto as Exhibit C (the “FRB Merger Agreement” and, collectively with the DVF Merger Agreement, the “Merger Agreements”), merge with and into the FRA Merger Subsidiary, with the FRA Merger Subsidiary being the surviving entity (the “Merger”), and immediately following the consummation of the Merger, the FRA Merger Subsidiary will be dissolved and liquidated into the Borrower, with the Borrower assuming all of the assets and liabilities of the FRA Merger Subsidiary, with such dissolution, liquidation and assumption being pursuant to the terms of the Transfer of Assets and Assumption of Obligations Agreement dated as of October 5, 2012 and effective as of October 8, 2012 between the Borrower and the FRA Merger Subsidiary (the “FRA Merger Subsidiary Liquidation Agreement”) and in substantially the form attached hereto as Exhibit D and the Plan of Liquidation and Dissolution of FRA Merger Subsidiary, LLC, effective as of October 8,2012 (the “FRA Merger Subsidiary Plan of Dissolution”) and substantially in the form attached hereto as Exhibit E, and the stockholders of each of FRB and DVF will, pursuant to the terms of the applicable Merger Agreement, become stockholders of the Borrower;

WHEREAS, in connection with such reorganization (the “Proposed Transaction”), the Borrower is requesting that the Agent and the Banks agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the parties hereto wish to amend the Credit Agreement and make certain other agreements with respect to the Proposed Transaction as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Account”, “Aggregate Commitment Amount”, “Permitted Subsidiary” and “Prospectus” in their entirety and restating each such definition as follows:

“Account” means the accounts that the Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the Custody Agreement, provided, that for period commencing immediately upon the consummation of the October 2012 Merger in accordance with the terms of the Merger Agreements until the consummation of the FRA Merger Subsidiary Dissolution and the transfer of the assets in the DVF Account and the FRB Account into the Account, the term “Account” shall be deemed to also include the DVF Account and the FRB Account for all purposes of this Agreement, including, without limitation, compliance with Section 4.17 hereof.

“Aggregate Commitment Amounts” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $137,200,000 and from and after the Second Amendment Effective Date, the Aggregate Commitment Amount is increased to $276,500,000.

“Permitted Subsidiary” means any wholly-owned Subsidiary (including, without limitation, a limited liability company) of the Borrower, other than the FRA Merger Subsidiary, formed by the Borrower for the sole purpose of holding equity interests (including, if desired, convertible debt and options for equity interests) and any proceeds or income of such equity interests in Persons treated as partnerships for U.S. federal income tax purposes.

“Prospectus” means the Joint Proxy Statement/Prospectus dated July 25, 2012 and the Statement of Additional Information dated July 25, 2012, each filed with the SEC pursuant to Rule 497 under the Securities Act on July 27, 2012.

(b) Section 1.01 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“DVF” means BlackRock Diversified Income Strategies Fund, Inc., a Maryland corporation.

“DVF Account” means the account that the Custodian has opened and maintains for DVF pursuant to the terms and conditions of the Custody Agreement.

“DVF Merger Agreement” means the Agreement and Plan of Reorganization dated as of October 4, 2012, by and among DVF, the Borrower and file FRA Merger Subsidiary, substantially in the form attached as Exhibit B to the Second Amendment, pursuant to which, among other things, DVF merges with and into the FRA Merger Subsidiary, with the FRA Merger Subsidiary being the survivor thereof and assumes all of the assets and liabilities of DVF.

“FRA Merger Subsidiary” means FRA Merger Subsidiary, LLC, a Maryland limited liability company and wholly-owned Subsidiary of the Borrower which has been formed to effect the October 2012 Merger (and such term shall include the surviving entity of each merger consummated pursuant to the terms of each Merger Agreement).

“FRA Merger Subsidiary Dissolution” means the dissolution and liquidation of the FRA Merger Subsidiary into the Borrower immediately following the October 2012 Merger pursuant to, and in accordance with, the FRA Merger Subsidiary Plan of Dissolution and the FRA Merger Subsidiary Liquidation Agreement.

“FRA Merger Subsidiary Liquidation Agreement” means the Transfer of Assets and Assumption of Obligations Agreement, dated as of October 5, 2012 and effective as of October 8, 2012, between the Borrower and the FRA Merger Subsidiary and substantially in the form attached as Exhibit D to the Second Amendment.

“FRA Merger Subsidiary Plan of Dissolution” means the Plan of Liquidation and Dissolution of FRA Merger Subsidiary, LLC, effective as of October 8, 2012, substantially in the form attached as Exhibit E to the Second Amendment.

“FRB” means BlackRock Floating Rate Income Strategies Fund II, Inc., a Maryland corporation.

“FRB Account” means the account that the Custodian has opened and maintains for FRB pursuant to the terms and conditions of the Custody Agreement.

“FRB Merger Agreement” means the Agreement and Plan of Reorganization dated as of October 4, 2012, by and among FRB, the Borrower and the FRA Merger Subsidiary, substantially in the form attached as Exhibit C to the Second Amendment, pursuant to which, among other things, FRB merges with and into the FRA Merger Subsidiary, with the FRA Merger Subsidiary being the survivor thereof and assumes all of the assets and liabilities of FRB.

“Merger Agreements” mean, collectively, the DVF Merger Agreement and the FRB Merger Agreement.

“October 2012 Merger” means, collectively, the mergers, to be effective on October 8, 2012, of (a) FRB into the FRA Merger Subsidiary pursuant to the FRB Merger Agreement and (b) DVF into the FRA Merger Subsidiary pursuant to the DVF Merger Agreement, in each case with the FRA Merger Subsidiary being the surviving entity.

“Second Amendment” means that certain Amendment Agreement No. 2 to Amended and Restated Credit Agreement dated as of October 5, 2012 by and among the Borrower, the Banks listed on the signature pages thereof and the Agent.

“Second Amendment Effective Date” means the later of (a) the “Document Effective Date” as defined in the Second Amendment and (b) the date on which the October 2012 Merger has been consummated pursuant to the terms of the Merger Agreements.

(c) Section 4.07 of the Credit Agreement is hereby amended by inserting immediately after the words “other than Permitted Subsidiaries” the words “and the FRA Merger Subsidiary”.

(d) Section 5.14 of the Credit Agreement is hereby amended by inserting immediately after the words “other than the Permitted Subsidiaries” the words “and the FRA Merger Subsidiary”.

(e) Schedule 1 to the Credit Agreement is hereby amended by deleting Schedule 1 in its entirety effective on the Second Amendment Effective Date and, on such Second Amendment Effective Date, substituting in place thereof the Schedule 1 attached hereto as Exhibit A.

§3. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) are true and correct on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower, (iii) require no Governmental Authorizations, Private Authorizations or

Governmental Filings by the Borrower which have not already been obtained or made, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law unless the violation of such Applicable Law could not reasonably be expected to have a Material Adverse Effect, (B) the Charter Documents of the Borrower, or (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower unless such contravention or violation could not reasonably be expected to have a Material Adverse Effect, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Agent to secure the Obligations and Liens permitted pursuant to Section 5.08 of the Credit Agreement).

(d) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Amended Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

§4. Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied or waived in writing by the Agent (such date being the “Document Effective Date”):

(a) counterparts of this Amendment duly executed and delivered by each of the Borrower, the Banks and the Agent;

(b) counterparts of each Notices of Termination attached hereto as Exhibit F duly executed and delivered by each of FRB and DVF notifying State Street Bank and Trust Company in its capacity as agent under the Other Agreements (as hereinafter defined) of the intent to terminate its respective credit facilities under those certain Amended and Restated Credit Agreements, each dated as of March 3, 2011 by and among each of FRB and DVF, as applicable, the lenders party thereto and State Street Bank and Trust Company, as agent for such lenders (each, an “Other Agreement”), immediately upon the occurrence of the Merger;

(c) a certificate duly executed by an officer of the Borrower which is reasonably satisfactory to the Agent certifying that (i) the representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) and the other Loan Documents shall be true on and as of the Document Effective Date and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) the Borrower will remain a closed-end management investment company (as such term is defined in the Investment Company Act) and will remain registered under the Investment Company Act after giving effect to the Proposed Transaction; (iii) no Default or Event of Default has occurred and is continuing or will result from the Proposed Transaction; and (iv) the Agent’s security interest in the Collateral will remain perfected upon the consummation of the Proposed Transaction;

(d) a duly executed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated as of the Document Effective Date certifying and attaching copies of (i) the Borrower’s Charter Documents, with all amendments thereto (or a certification that the Charter Documents previously delivered and certified to the Agent pursuant to Section 3.01(f) of the Credit Agreement have not been amended, supplemented or modified and are in full force and effect); (ii) an excerpt from the Minutes of Joint Regular Meeting of the Board of Directors/Trustees of the BlackRock Closed-End Funds dated May 22-23, 2012 approving the Proposed Transactions; (iii) the current Prospectus as then in effect; (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect (or a certification that the investment management agreement previously delivered and certified to the Agent has not been amended, supplemented or modified and is in full force and effect); (v) the Custody Agreement (or a certification that the Custody Agreement previously delivered and certified to the Agent has not been amended, supplemented or modified and is in full force and effect) and (iv) copies of the duly executed Merger Agreements, the FRA Merger Subsidiary Liquidation Agreement and the FRA Merger Subsidiary Plan of Dissolution, to be attached to this Amendment as Exhibits B, C, D and E, as contemplated herein;

(e) a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Maryland dated as of October 3,2012; and

(f) a copy of the certificate of incorporation of the Borrower, with all amendments, certified as of a recent date (which will be prior to the date of the Merger) by the Secretary of State of the State of Maryland.

§5. Conditions Subsequent. The Borrower shall deliver to the Agent, by not later than the dates specified in each clause below, the following:

(a) as soon as practicable after the consummation of the Proposed Transaction, but in any event by not later than October 31, 2012, copies certified by the Secretary of State of the State of Maryland of each Merger Agreement and any other document listed in Section 4(d)(iv) which has been filed with the Secretary of State of the State of Maryland in connection with the Proposed Transaction;

(b) by not later than October 15, 2012, a duly executed updated Form FR U-1;

(c) by not later than November 30, 2012, a copy, certified by the Secretary or Assistant Secretary of the Borrower, of the resolutions or minutes of the Borrower’s Board of Directors dated after the date hereof ratifying as of the Document Effective Date the Borrower’s entry into this Amendment and the transactions described herein; and

(d) by not later than November 30, 2012, a legal opinion of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP and (ii) special Maryland counsel to the Borrower reasonably acceptable to the Agent, each in form and substance reasonably satisfactory to the Agent (and the Borrower hereby requests such counsel to deliver such opinions).

Any failure of the Borrower to deliver any of the items specified in this Section 5 by the applicable dates provided for herein shall constitute an immediate Event of Default under the Credit Agreement.

§6. Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Agents and the Banks under the Credit Agreement and the other

Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks and the Agents the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§7. Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement, including, without limitation, the other Loan Documents, shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agents and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment, provided, the Borrower does agree to provide the Agent with an original manually signed counterpart of this Amendment within ten (10) Business Days of the Document Effective Date. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BLACKROCK FLOATING RATE INCOME STRATEGIES FUND, INC.

By:
Name: NEAL J. ANDREWS
Title: CHIEF FINANCIAL OFFICER

STATE STREET BANK AND TRUST COMPANY, Individually and as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO 2. TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BLACKROCK FLOATING RATE INCOME STRATEGIES FUND, INC.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, Individually and as Agent

By:
Title: Vice President

EXHIBIT A TO AMENDMENT NO. 2

SCHEDULE 1

BORROWER:

BLACKROCK  FLOATING  RATE  INCOME

STRATEGIES FUND, INC.

100 Bellevue Parkway

Wilmington, DE 19809

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$276,500,000	100%

Domestic Lending Office:

Mutual Fund Lending Department

Copley Place, Tower 2

Boston, MA 02206

Attn:  Robyn A. Shepard, Assistant Vice President - CSU

Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

LIBOR Lending Office:

Mutual Fund Lending Department

Copley Place, Tower 2

Boston, MA 02206

Attn:  Robyn A. Shepard, Assistant Vice President - CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

For non-funding or payment notices:

Mutual Fund Lending Department

Copley Place Tower 2

Boston, MA 02206

Attn:  Karen Gallagher, Vice President

Tel: (617)662-8626

Fax: (617)988-9535